UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

PINEAPPLE FINANCIAL INC.

(Exact name of registrant as specified in charter)

Canada	001-41738	Not applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

(Address of principal executive offices) (Zip Code)

(416) 669-2046

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	PAPL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 7, 2025, at the 2025 Annual Meeting of Stockholders (the “Meeting”) of PINEAPPLE FINANCIAL INC. (the “Company”) stockholders voted on the matters described below.

1.	The Company’s stockholders elected five directors, each to serve until his/her successor is duly elected and qualified at the Meeting or until his/her earlier resignation or removal. The number of shares that (a) voted for the election of each director and (b) voted against the election of each director is summarized in the table below:

Director Nominee	Votes For	Votes Against

Shubha Dasgupta	1,788,381	40,433
Kendall Marin	1,791,781	37,033
Drew Green	1,790,853	37,961
Paul Baron	1,794,181	34,633
Tasis Giannoukakis	1,791,222	37,592

2.	Proxies were solicited on behalf of the Board of Directors of the Company and a vote by ballot was taken for and against the ratification of the appointment of MNP LLP as the independent registered public accounting firm of the Company for the fiscal year ending August 31, 2025. The number of shares that voted for, against, and withheld from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstain

2,204,724	36,145	314

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2025

PINEAPPLE FINANCIAL INC.

By:	/s/ Shubha Dasgupta
Shubha Dasgupta
Chief Executive Officer